Exhibit 99.1

The Chubb Corporation
15 Mountain View Road — P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

FOR IMMEDIATE RELEASE

Chubb Estimates First Quarter Catastrophe Losses

WARREN, New Jersey, April 7, 2015 — The Chubb Corporation [NYSE:CB] announced today that it estimates the impact of losses from catastrophes for the first quarter of 2015 to be approximately $250 million before tax ($0.69 per share after tax). Catastrophe losses during the quarter were primarily related to nine severe winter weather and freeze events in the United States.

Chubb expects to announce its first quarter 2015 financial results as scheduled on Thursday, April 23, 2015 after the close of the market. The press release and financial supplement will be available shortly thereafter on Chubb’s website at www.chubb.com.

FORWARD-LOOKING INFORMATION

Some of the statements in this release, including those about estimated catastrophe losses, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. Actual results may differ materially from those suggested by the forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission. Chubb assumes no obligation to update any forward-looking information set forth in this release, which speaks as of its date.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682